EXHIBIT 2 to
                                                              AMENDMENT NO. 1 to
                                                                    Schedule 13D





                            ------------------------



                           PROBUSINESS SERVICES, INC.


                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


                                 AUGUST 1, 2000


                            ------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1 - Authorization and Sale of Preferred Stock.........................3

         1.1      Authorization...............................................3
         1.2      Sale of Convertible Preferred...............................3

SECTION 2 - Closing Date; Delivery............................................3

         2.1      Closing Date................................................3
         2.2      Delivery....................................................4

SECTION 3 - Representations and Warranties of the Company.....................4

         3.1      Organization and Standing...................................4
         3.2      Capitalization. ............................................4
         3.3      Corporate Power; Authorization..............................5
         3.4      Issuance and Delivery of the Shares.........................5
         3.5      SEC Documents; Financial Statements.........................6
         3.6      No Material Adverse Change..................................6
         3.7      Litigation..................................................6
         3.8      Governmental Authorization; Third Party Consents............6
         3.9      Compliance with Laws........................................6
         3.10     Liabilities.................................................7
         3.11     Private Offering............................................7
         3.12     Broker's, Finder's or Similar Fees..........................7
         3.13     Section 203.................................................7

SECTION 4 - Representations and Warranties of the Purchasers..................8

         4.1      Investment Representations and Covenants of the Purchasers..8
         4.2      Receipt of Information......................................9
         4.3      Authorization...............................................9
         4.4      Brokers or Finders..........................................9
         4.5      Tax Advisors................................................9
         4.6      Investor Counsel...........................................10
         4.7      HSR Compliance.............................................10

SECTION 5 - Conditions to Closing of the Purchasers..........................10

         5.1      Representations and Warranties Correct.....................10
         5.2      Covenants..................................................10
         5.3      Compliance Certificate.....................................10
         5.4      Blue Sky...................................................11
         5.5      Legal Matters..............................................11
         5.6      Opinion of Counsel.........................................11
         5.7      Registration Rights Agreement..............................11
         5.8      Secretary's Certificate....................................11
         5.9      Documents..................................................11
         5.10     Filing of the Certificate of Designations..................11
         5.11     Shares.....................................................11

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

SECTION 6 - Conditions to Closing of Company.................................12

         6.1      Representations and Warranties.............................12
         6.2      Blue Sky...................................................12
         6.3      Legal Matters..............................................12
         6.4      Board and Stockholder Approval.............................12
         6.5      Registration Rights Agreements.............................12

SECTION 7 - Affirmative Covenants of the Company.............................12

         7.1      SEC Filings................................................12
         7.2      Reservation of Common Stock and Preferred Stock............13
         7.3      Registration and Listing...................................13
         7.4      Use of Proceeds............................................13

SECTION 8 - Indemnification..................................................13

         8.1      Indemnification............................................13
         8.2      Notification...............................................14
         8.3      Contribution...............................................15
         8.4      Limitation on Indemnification..............................15

SECTION 9 - Miscellaneous....................................................15

         9.1      Governing Law..............................................15
         9.2      Survival...................................................15
         9.3      Successors and Assigns.....................................15
         9.4      Entire Agreement; Amendment................................16
         9.5      Notices, etc...............................................16
         9.6      Delays or Omissions........................................16
         9.7      California Corporate Securities Law........................17
         9.8      Expenses...................................................17
         9.9      Counterparts...............................................17
         9.10     Severability...............................................17
         9.11     Further Assurances.........................................17
         9.12     Publicity..................................................17

EXHIBITS

         A.       Schedule of Purchasers
         B.       Certificate of Designations
         C.       Schedule of Exceptions
         D.       Compliance Certificate
         E.       Registration Rights Agreement
         F.       Opinion of Wilson Sonsini Goodrich & Rosati

                           PROBUSINESS SERVICES, INC.

           6.9% SENIOR CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Convertible Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 1 day of August 2000 by and between ProBusiness Services, Inc., a Delaware corporation (the "COMPANY"), with its principal office at 4125 Hopyard Road, Pleasanton, California 94588, and the persons listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the "PURCHASERS").

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   DEFINITIONS

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP Coinvestment, GAP LP and GapStar: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment or the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP LP, GAP Coinvestment and GapStar shall be deemed to be Affiliates of one another.

         "AGREEMENT" shall have the meaning as defined above.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "BYLAWS" means the bylaws of the Company as amended and as in effect as of the Closing Date.

         "CERTIFICATE" shall have the meaning as defined in Section 1.1.

         "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Rights and Preferences of the Convertible Preferred Stock of the Company.

         "CLAIMS" shall mean any actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations.

         "CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of the Company.

         "CLOSING" shall have the meaning as defined in Section 2.1.

         "CLOSING DATE" shall have the meaning as defined in Section 2.1.

         "COMMISSION" shall have the meaning as defined in Section 4.1(c).

         "COMMON STOCK" means Common Stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "CONDITION OF THE COMPANY AND THE SUBSIDIARY" means the assets, business, properties, operations or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole.

         "CONVERTIBLE PREFERRED" shall have the meaning as defined in Section
1.1.

         "EXCHANGE ACT" shall have the meaning as defined in Section 3.4.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.5.

         "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

         "GAP COINVESTMENT" has the meaning set forth in the preamble to this Agreement.

         "GAP LP" shall mean General Atlantic Partners 70, L.P., a Delaware limited partnership.

         "GAPSTAR" shall mean GapStar, LLC, a Delaware limited liability company.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Amended and Restated Registration Rights Agreement dated March 12, 1997 between the Company, the Purchasers and the Original Holders (as defined therein), as amended by the Amendment to the Amended and Restated Registration Rights Agreement dated the date hereof between such parties.

         "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination or order of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SECURITIES ACT" shall have the meaning as defined in Section 3.4.

         "STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into or exchangeable for shares of common stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock or securities.

         "STOCK OPTION PLAN" means the stock option plan of the Company pursuant to which up to 5,963,571 shares of restricted stock and options to purchase shares of Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Company.

         "SUBSIDIARIES" means those subsidiaries of the Company set out under
Schedule 3.2 to the Schedule of Exceptions.

         "TRANSACTION DOCUMENTS" means the Agreement and the Registration Rights Agreement.

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 1,132,075 shares (the "Shares") of its 6.9% Senior Convertible Preferred Stock (the "CONVERTIBLE PREFERRED"), having rights, privileges and preferences as set forth in the Certificate of Designations (the "CERTIFICATE") in the form attached to this Agreement as EXHIBIT B. The Company's Certificate of Incorporation authorizes the issuance of up to 1,800,000 shares of Convertible Preferred.

         1.2 SALE OF CONVERTIBLE PREFERRED. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and the Purchasers will severally purchase from the Company, at the Closing, the respective number of shares of Convertible Preferred indicated on the Schedule of Purchasers at a purchase price of $26.50 per share, for the aggregate purchase price for each Purchaser as indicated thereon.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The closing of the execution of this Agreement and the sale and purchase of the Shares hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 975 Page Mill Road, Palo Alto, California 94304 at 5:00 p.m., local time, on Tuesday August 1,

2000 (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser an executed counterpart of this Agreement together with a certificate, registered in such Purchaser's name, representing the number of Shares to be issued on the Closing Date as set forth beside such Purchaser's name on the Schedule of Purchasers, against delivery of an executed counterpart of this Agreement, together with payment of the purchase price for the Shares by check payable to the Company or wire transfer per the Company's instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the "Schedule of Exceptions" attached hereto as EXHIBIT C, the Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:

         3.1 ORGANIZATION AND STANDING. The Company and each of the Subsidiaries
(a) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware, (b) is in good standing as a domestic corporation under the laws of said state, (c) is duly qualified as a foreign corporation, licensed and in good standing under each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualifications. No jurisdiction, other than those referred to in clause, (c) above, has claimed, in writing or otherwise, that the Company or any of the Subsidiaries is required to qualify as a foreign corporation or other entity therein, and neither the Company nor any of the Subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

         3.2 CAPITALIZATION.

                  (a) As of June 30, 2000, the authorized capital stock of the Company consisted of (i) 60,000,000 shares of Common Stock, of which 23,584,000 shares were issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, none of which shares were issued and outstanding, but of which as of closing, 1,800,000 shall be designated as the Convertible Preferred. As of June 30, 2000, the aggregate number of shares subject to options to purchase shares of Common Stock which may be issued under the Stock Option Plan is 5,963,571, of which 4,344,606 have been granted. The Company has reserved an aggregate of 1,800,000 shares of Common Stock for issuance upon conversion of the Shares. Except for the (i) conversion privileges of the Shares, (ii) shares of Common Stock subject to outstanding options issued under the Company's Stock Option Plan and (iii) shares of Common Stock reserved for future issuance pursuant to the Company's Stock Option Plan, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or
(iii) other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company.

                  (b) SCHEDULE 3.2(B) sets forth, as of June 30, 2000, a true and complete list of (x) each of the Subsidiaries of the Company, (y) the aggregate number of authorized shares of capital stock of such Subsidiary and
(z) the stockholders of such Subsidiary and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all liens or encumberances. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. Neither the Company nor any of its Subsidiaries, owns any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

         3.3 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver each of the Transaction Documents, to sell and issue the Shares and to carry out and perform all of its obligations under each of the Transaction Documents. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of each of the Transaction Documents does not, and the performance of each of the Transaction Documents and the compliance with the provisions thereof and the issuance, sale and delivery of the Shares by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation, the Certificate of Designations or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree (collectively, "Orders") or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

         3.4 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly reserved for issuance upon conversion of the Shares and, when issued in compliance with the Certificate of Designation, will be validly issued, fully paid and non-assessable. Neither the issuance and delivery of the Shares nor the issuance of the shares of Common Stock issuable upon conversion of the Shares will be subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

         3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the Commission (the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as applicable. The SEC Documents did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and the notes thereto included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein, since March 31, 2000, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not had, either individually or in the aggregate, a materially adverse effect on the Condition of the Company or the Subsidiary.

         3.7 LITIGATION. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiary which would, if adversely determined, have a material adverse effect on (a) the Condition of the Company and the Subsidiary or (b) the ability of the Company to perform its obligations under any of the Transaction Documents. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents.

         3.8 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with any (i) Governmental Authority, (ii) NASD or (iii) other Person (whether acting in an individual, fiduciary or other capacity), and no lapse of a waiting period under a Requirement of Law, is necessary or is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance (including, without limitation, the sale, issuance and delivery of the Shares) by, or enforcement against, the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         3.9 COMPLIANCE WITH LAWS.

                  (a) The Company is in compliance with all Requirements of Law issued by any court or Governmental Authority against the Company except for those that would have no material adverse effect on the Company. To the Company's knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company from, or otherwise materially adversely effect the Company in, conducting its business in any jurisdiction in which it now conducts or proposes, to conduct its business.

                  (b) (i) The Company has all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

                  (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law.

         3.10 LIABILITIES. The Company does not have any material direct or indirect obligation or liability ("LIABILITIES") other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements and (b) Liabilities incurred since March 31, 2000 in the ordinary course of business. The Company has no knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business.

         3.11 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Shares. No registration of the Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Shares or other securities are so registered.

         3.12 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

         3.13 SECTION 203. This Agreement and the transactions contemplated hereby have been approved by all necessary action of the Board of Directors in accordance with Section 203(a)(1) of the General Corporation Law of the State of Delaware.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants (severally as to itself and not jointly) to the Company with respect to its purchase of the Shares as follows:

         4.1 INVESTMENT REPRESENTATIONS AND COVENANTS OF THE PURCHASERS.

                  (a) This Agreement is made by the Company with the Purchaser in reliance upon such Purchaser's representations and covenants made in this
Section 4, which by its execution of this Agreement the Purchaser hereby confirms. The Purchaser represents that the Convertible Preferred to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Convertible Preferred or any Common Stock acquired on conversion thereof.

                  (b) The Purchaser understands and acknowledges that the offering of the Convertible Preferred pursuant to this Agreement will not, and any issuance of Common Stock on conversion thereof may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein.

                  (c) The Purchaser covenants that in no event will it make any disposition of any of the Convertible Preferred, or any Common Stock acquired upon the conversion thereof, except in accordance with the Registration Rights Agreement and pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") or otherwise in compliance with federal and state securities laws. The Purchaser further covenants that it will not make any sale, transfer or other disposition of the Convertible Preferred or the Common Stock issuable upon conversion thereof in violation of the Securities Act, the Exchange Act, or the rules of the Securities and Exchange Commission (the "COMMISSION") promulgated thereunder.

                  (d) The Purchaser represents that it is experienced in evaluating companies similar to the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, has the ability to bear the economic risks of the investment and is an "accredited investor" as defined by Regulation D promulgated under the Securities Act of 1933, as amended.

                  (e) The Purchaser acknowledges and understands that the Convertible Preferred, and any Common Stock acquired upon the conversion thereof, must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Registration Rights Agreement, the Company is under no obligation to register either the Convertible Preferred or Common Stock.

                  (f) The Purchaser acknowledges that it has reviewed a copy of Rule 144, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that before the Convertible Preferred, or any Common Stock issued upon conversion thereof, may be sold under Rule 144, the following conditions must be fulfilled: (i) certain public information about the Company must be available, (ii) the sale must occur at least one year after the Purchaser purchased and paid for the Convertible Preferred, (iii) the sale must be made in a broker's transaction and (iv) the number of shares of Convertible Preferred sold must not exceed certain volume limitations.

                  (g) The Purchaser acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act, compliance with the Commission's Regulation A or another exemption from registration will be required for any disposition of its stock. The Purchaser understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

         4.2 RECEIPT OF INFORMATION. The Purchaser has received and reviewed the Transaction Documents and all exhibits thereto and the SEC Documents. The Purchaser and its counsel have had access to and an opportunity to review all documents and other materials requested of the Company; the Purchaser and its counsel have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Convertible Preferred; and, in evaluating the suitability of an investment in the Convertible Preferred, it and they have not relied upon any representations or other information (whether oral or written) other than as set forth in the documents and answers referred to above.

         4.3 AUTHORIZATION. Each of the Transaction Documents when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except
(i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and (ii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable law.

         4.4 BROKERS OR FINDERS. The Purchaser has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.5 TAX ADVISORS. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that it (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         4.6 INVESTOR COUNSEL. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents, the exhibits and the schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents with its own legal and investment counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal or investment advice with respect to this investment or the transactions contemplated by the Transaction Documents.

         4.7 HSR COMPLIANCE

                  (a) Each Purchaser is its own "ultimate parent entity" as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or the rules and regulations promulgated thereto (together, the "HSR Act".

                  (b) Each Purchaser, other than GAP LP, will hold less than $15,000,000 in voting securities of the Company following execution of this Agreement, as valued under the HSR Act.

                  (c) GAP LP has less than $10,000,000 in assets and less than $10,000,000 in annual revenue, as defined under the HSR Act.

                                    SECTION 5

                     CONDITIONS TO CLOSING OF THE PURCHASERS

         The Purchasers' obligations to purchase the Shares at the Closing and to perform any obligations hereunder are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the Closing Date as if made on such date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company in the form of EXHIBIT D hereto, executed by the President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Convertible Preferred and the Common Stock issuable upon conversion of the Convertible Preferred.

         5.5 LEGAL MATTERS. All material matters of a legal nature that pertain to the Transaction Documents and the transactions contemplated hereby and thereby, shall have been reasonably approved by special counsel to the Purchasers.

         5.6 OPINION OF COUNSEL. The Purchasers shall have received an opinion of Wilson Sonsini Goodrich & Rosati, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as EXHIBIT F.

         5.7 REGISTRATION RIGHTS AGREEMENT. The Company, each Purchaser and a majority of the Original Holders (as defined therein) shall have entered into the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT E.

         5.8 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Designations, the Bylaws and resolutions of the Board of Directors of the Company approving each of the Transaction Documents to which the Company is a party, are true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing each Transaction Document and any other document delivered at the Closing on behalf of the Company.

         5.9 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the sale of the Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

         5.10 FILING OF THE CERTIFICATE OF DESIGNATIONS. The Certificate of Designations shall have been filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

         5.11 SHARES. The Company shall have delivered to the Purchasers certificates in definitive form representing the number of Shares set forth opposite such Purchaser's name on EXHIBIT A hereto, registered in the name of such Purchaser.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares pursuant to
Section 1.2 hereof and to perform any obligations hereunder, is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

         6.3 LEGAL MATTERS. All material matters of a legal nature that pertain to the Transaction Documents and the transactions contemplated hereby and thereby, shall have been reasonably approved by counsel to the Company. At the time of the Closing, the purchase of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

         6.4 BOARD AND STOCKHOLDER APPROVAL. All approvals of the Company's Board of Directors and Stockholders necessary for performance of the transactions contemplated by the Transaction Documents shall have been obtained.

         6.5 REGISTRATION RIGHTS AGREEMENTS. The Company, each Purchaser and a majority of the Original Holders (as defined therein) shall have entered into the Registration Rights Agreement in substantially the form attached hereto as EXHIBIT E.

                                    SECTION 7

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with the Purchasers with respect to this Section 7 so long as any shares of Convertible Preferred or shares of Common Stock issuable upon the conversion thereof are outstanding as follows:

         7.1 SEC FILINGS. From and after the date of this Agreement, the Company agrees that it will use commercially reasonable efforts to file with the Commission, within the time periods specified in the Commission's rules and regulations for as long as they are applicable to the Company, (i) all quarterly and annual financial information required to be filed with SEC on Forms 10-Q and 10-K, (ii) all current reports required to be filed with the Commission on Form 8-K and (iii) any other information required to be filed with the Commission.

         7.2 RESERVATION OF COMMON STOCK AND PREFERRED STOCK. The Company hereby covenants and agrees that it shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Shares, as provided in the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Designations and otherwise comply with the terms thereof.

         7.3 REGISTRATION AND LISTING. If any shares of Common Stock required to be reserved for purposes of conversion of the Shares, as provided in the Certificate of Designations, require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon conversion or exercise, the Company will in good faith and as expeditiously as possible cause such shares of Common Stock to be duly registered or approved, as the case may be. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon conversion of the Shares.

         7.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares to the Purchasers to fund the Company's working capital.

                                    SECTION 8

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION. Except as otherwise provided in this Section 8, the Company (the "INDEMNIFYING PARTY") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "LOSSES") resulting from or arising out any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; PROVIDED HOWEVER, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; PROVIDED HOWEVER, that if an Indemnified Party is reimbursed under this Section 8 for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

         8.2 NOTIFICATION. Each Indemnified Party under this Section 8 shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Section 8, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Section 8 or (b) under this Section 8 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Section 8 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         8.3 CONTRIBUTION. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigations or proceeding.

         8.4 LIMITATION ON INDEMNIFICATION. Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to an Indemnified Party pursuant to Section 8 of this Agreement until the amounts which the Indemnified Party would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $1,000,000, at which time the Indemnified Party shall be entitled to receive any such payments and any subsequent payments in full. Anything in this Agreement to the contrary notwithstanding, the Indemnifying Party's liability pursuant to this Section 8 shall in no event exceed $30,000,000.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed in all respects by and in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of Alameda, California or the County of New York, New York and in the United States District Court for the Northern District of California or the Southern District of New York. The parties agree to submit to the jurisdiction and venue of any of those courts.

         9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Purchaser and the closing of the transactions contemplated hereby.

         9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Convertible Preferred shall not be assignable without the consent of the Company, except subject to applicable securities laws, the Purchasers may assign any of their rights under any of the Transaction

Documents to any of their respective Affiliates; provided however, the Company shall not be obligated to register transfers to more than 15 such transferees, without prior written consent not to be unreasonably withheld.

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated, on behalf of all holders, upon the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon the conversion of the Convertible Preferred.

         9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, to such Purchaser's address set forth on the Schedule of Purchasers, or at such other address as the Purchaser shall have furnished to the Company in writing with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064,
Telecopy: (212) 757-3990, Attention: Douglas A. Cifu, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth at the beginning of this Agreement and addressed to the attention of the President of the Company, or at such other address as the Company shall have furnished to the Purchasers with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Telecopy: (415) 493-6811, Attention: Brian Erb, Esq.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

         9.8 EXPENSES. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         9.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         9.11 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         9.12 PUBLICITY. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Purchases or the business, technology or financial affairs of the Company, without prior approval by the other parties hereto; PROVIDED, HOWEVER, that nothing in this Agreement shall restrict any of the Purchasers from disclosing information (a) that is already publicly available, (b) that was known to such Purchaser on a non-confidential basis prior to its disclosure by the Company as shown by written records of the Purchaser, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, PROVIDED that such Purchaser will notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (d) to such Purchaser's or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel who have good reason to know such information or
(e) to Persons from whom releases, consents or approvals are requires, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents; and PROVIDED FURTHER, that GAP LLC may disclose on its worldwide web page WWW.GAPARTNERS.COM, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the aggregate amount of the Purchasers' investment in the Company. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                                        PROBUSINESS SERVICES, INC.


                                        By:  /s/ Thomas H. Sinton
                                             --------------------------------
                                               Thomas H. Sinton, President

                           PROBUSINESS SERVICES, INC.
           6.9% SENIOR CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                                   GENERAL ATLANTIC PARTNERS 70, L.P.

                                   By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner

                                        By:  /s/ Steven A. Denning
                                             -----------------------------------
                                             Name:  Steven A. Denning
                                             Title: A Managing Member


                                   GAP COINVESTMENT PARTNERS II, L.P.

                                   By:  /s/ Steven A. Denning
                                        ----------------------------------------
                                        Name:  Steven A. Denning
                                        Title: A General Partner


                                   GAPSTAR, LLC

                                   By:  GENERAL ATLANTIC PARTNERS, LLC
                                        its Managing Member

                                        By:  /s/ Steven A. Denning
                                             -----------------------------------
                                             Name:  Steven A. Denning
                                             Title: A Managing Member

                                    EXHIBIT A

                           PROBUSINESS SERVICES, INC.

                             SCHEDULE OF PURCHASERS

     Name and Address                                  Number of Shares                   Total Purchase Price
-----------------------------------------    -----------------------------------     -----------------------------
General Atlantic Partners 70, L.P.                              915,515                        $24,261,147.50
General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy: (203) 622-8818
Attn: Mr. David Hodgson

GAP Coinvestment Partners II, L.P.                              145,805                        $3,863,832.50
c/o General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy: (203) 622-8818
Attn: Mr. David Hodgson

GapStar, LLC                                                     70,755                        $1,875,007.50
c/o General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy: (203) 622-8818
Attn: Mr. David Hodgson
                                                            -----------                        --------------
                                               Total          1,132,075                        $29,999,987.50
